As filed with the Securities and Exchange Commission on August 3, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Equal Access Portfolio LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-0928768
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5965 Ashford Ln Naples, Florida	34110
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:

333-257892

Securities to be registered pursuant to Section 12(g) of the Act:

Common Units of Limited Liability Company Interests

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are Common Units of Limited Liability Company Interests (“Common Units”), of Equal Access Portfolio LLC (the “Registrant”). For a description of the Common Units being registered hereby, reference is made to the information contained in the sections entitled “Discussion of Management’s Expected Operating Plans,” “Distributions,” “Determination of Net Asset Value,” and “Dividend Reinvestment Plan” in the prospectus (the “Prospectus”) that forms part of the Registrant’s Registration Statement on Form N-2 (File No. 333-257892), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on July 14, 2021 (as amended from time to time, the “Registration Statement”), which is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

3.1	Certificate of Formation of the Registrant (incorporated by reference to Exhibit (a) to the Registrant’s Registration Statement on Form N-2 (File No. 333-257892), filed on July 14, 2021).

3.2	Limited Liability Company Agreement of the Registrant *

4.1	Form of Distribution Reinvestment Plan *

10.1	Form of Custodian Agreement *

10.2	Form of Escrow Agreement *

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 3, 2021

EQUAL ACCESS PORTFOLIO LLC

By:	/s/ Edward Baker
Name: Edward Baker
Title: Chief Executive Officer

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